SHEARSON FINANCIAL NETWORK, INC.

and

CONTINENTAL HOME LOANS, INC.

COMMON STOCK PURCHASE AGREEMENT

June 7, 2006

SHEARSON FINANCIAL NETWORK, INC.

and

CONTINENTAL HOME LOANS, INC.

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 7, 2006 (the “Effective Date”), by and among Michael McHugh (“Michael”), Bruce Silva (“Bruce”) and Thomas Monte (“Thomas” and, collectively with Michael and Bruce, the “Sellers”); Continental Home Loans, Inc., a corporation organized and existing under the laws of the State of New York (the “Company”); and Shearson Financial Network, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Purchaser”), the outstanding shares of which are traded on the Over-the-Counter Bulletin Board (“OTCBB”). The Sellers, the Company and the Purchaser are sometimes, individually referred to herein as a “Party” and collectively referred to herein as the “Parties”.

WITNESSETH
WHEREAS, the Company is a New York corporation that is engaged in the mortgage banking business as defined under the Banking Law of the State of New York; and

WHEREAS, Michael owns sixty-five percent (65%), Thomas owns twenty percent (20%), and Bruce owns fifteen percent (15%) of the issued and outstanding shares of Common Stock, no par value, of the Company; and

WHEREAS, subject to the terms and conditions set forth herein, Sellers agree to sell to Purchaser all of the issued and outstanding shares of Common Stock of the Company (the “Shares”); and

WHEREAS, the Board of Directors of the Purchaser has duly authorized the Purchaser to purchase the Shares on the terms and conditions provided herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Sale and Purchase of Shares .

(a)  Subject to the terms and conditions of this Agreement, on the Closing Date (as such term is defined in paragraph (d) of this Section 1), the Sellers shall sell and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Sellers.

(b)   The purchase price of the Shares shall be three million two hundred thousand dollars ($3,200,000) (the “Purchase Price”). Such Purchase Price shall be payable (i) by Purchaser’s delivery on or before July 1, 2006 to Sellers’ attorneys, Haley Weinblatt & Calcagni, LLP (the “Escrow Agent”), of a bank check or wire transfer in the amount of six hundred forty thousand dollars ($640,000) (the “Escrowed Amount”), to be held by Escrowee in escrow in an interest bearing account at HSBC Bank, Hauppauge, New York, in accordance with the provisions of Section 9 hereof until the Closing Date or the earlier termination of this Agreement; and (ii) by Purchaser’s issuance of that number of shares of common stock of the Purchaser as shall be equal on the Closing Date to two million five hundred sixty thousand dollars ($2,560,000) (the “Stock Consideration”), based on the closing sale price of the Purchaser’s Common Stock on the OTCBB on the day prior to the Closing Date. The Purchase Price of the Sellers’ shares shall be payable to Sellers pro rata in accordance with their respective equity interests in the Company.

(c)  In the event that the value of the Stock Consideration shall decrease to an amount less than two million five hundred sixty thousand dollars ($2,560,000) between the Closing Date and ninety (90) days thereafter, Purchaser agrees to issue to Sellers, pro rata in accordance with their respective equity interests in the Company, that number of shares of common stock of the Purchaser that, together with the Stock Consideration paid on the Closing Date, shall equal two million five hundred sixty thousand dollars ($2,560,000). Such additional shares of Purchaser shall be issued on the ninety-first day (91st) day following the Closing Date.

(d)  The closing (the “Closing”) shall take place (i) on a date that is either ten (10) days following receipt of approval from the Superintendent of Banks of the New York State Banking Department of the transaction contemplated by this Agreement, or (ii) such later date as may be agreed upon by the Sellers and Purchaser (the “Closing Date”). In the event that such approval has not been obtained by December 31, 2006, Purchaser shall have the right to extend the Closing Date to a date not to exceed February 28, 2007.

(e)  The obligation of the Sellers and the Purchaser to proceed with the sale and purchase of the Shares shall be subject to the Rules and Regulations of the New York State Banking Department governing this transaction, including but not limited to the requirement that the Purchaser be approved by the Banking Department with respect to the form, ownership or control of the Company.

(f)  The sale and purchase of the Shares shall take place at 6330 South
Sandhill Rd., Las Vegas, Nevada 89120 (in person or by facsimile). At the Closing, the respective Parties shall execute and deliver such certificates, documents, agreements and payments as may be required to be delivered hereunder and as may be necessary to effectuate the transactions completed hereby.

2.  Sellers’ Loans. On the Effective Date, Sellers shall make loans to the Company in an aggregate amount of five hundred thousand dollars ($500,000) (the “Seller Loans”). The Seller Loans shall be represented by Promissory Notes from the Company to the respective Sellers and shall be subordinate to all other indebtedness of the Company. Of such Seller Loans, Michael shall contribute three hundred twenty-five thousand dollars ($325,000) (inclusive of a certain Promissory Note (the “Contributed Note”), dated July 12, 2005, from KR Management LLC to VAL-HUGH Corp., in the amount of two hundred thousand dollars ($200,000) and one hundred twenty-five thousand dollars ($125,000) in cash); Thomas shall contribute one hundred thousand dollars ($100,000) in cash; and Bruce shall contribute seventy-five thousand dollars ($75,000) in cash. Purchaser agrees to repay the Seller Loans in full on the Closing Date by delivery of bank checks in the respective amounts contributed by them to the Seller Loans; provided that in the case of Michael, such repayment shall include either re-delivery of the Contributed Note or payment in cash of the face amount of such Note (i.e., $200,000), at Michael’s option.

3.   Expenses and Commission

(a)  Expenses. The Company, the Sellers and the Purchaser shall each pay their own out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby.

(b)  Commission. The Parties acknowledge that neither the Sellers, the Company nor the Purchaser is being represented by any entity or broker that would be entitled to a commission in connection with the transactions contemplated hereby.

4.  Representations and Warranties of Sellers and the Company. As of the Effective Date and as of the Closing Date, the Sellers and the Company hereby represent and warrant to the Purchaser as follows:

4.1  Organization and Good Standing; Capitalization.

(a)  The Company is duly organized and validly existing under the laws of the State of New York and has the corporate power and authority to own, and operate its assets and to carry on its business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to transact business as a corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification or authorization, except where the failure to so qualify would not have a Material Adverse Effect on the Company.

(b)  There are two hundred (200) authorized shares of Common Stock of the Company, of which one hundred (100) shares are outstanding. All of the Shares have been duly authorized, validly issued, fully paid and are non-assessable.

(c)  (i) There is no option, warrant, call, right, commitment or other agreement of any character to which the Sellers or the Company is a party, (ii) there are no securities of the Company outstanding which, upon conversion or exchange, and (iii) there are no stock appreciation rights, or other similar rights based on securities of the Company which, in the case of clause (i), (ii) or (iii), would require the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Neither the Sellers nor the Company is a party to, or is aware of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

4.2  Authorization of Agreement; Enforceability. The Company and the Sellers have all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by them in connection with the consummation of the transactions contemplated by this Agreement (the “Transaction Documents”), and to perform fully their respective obligations hereunder and thereunder. The execution, delivery and performance by the Company and the Sellers of this Agreement have been duly authorized by all necessary action. This Agreement and any other related documents have been duly and validly executed and delivered by the Company and the Sellers and, assuming the due authorization, execution and delivery thereof by the Purchaser, this Agreement constitutes the legal, valid and binding obligations of the Company and the Sellers, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3  Subsidiaries, Joint Ventures, Partnerships, Etc.

The Company has no subsidiaries and is not a party to any joint venture, partnership or similar arrangement in which the Company participates.

4.4  Non-Contravention; Consents of Third Parties. The execution and delivery by the Company and the Sellers of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company and the Sellers with any of the provisions hereof or thereof, will not (a) conflict with, or result in the breach of, any provision of the certificate of incorporation of the Company or by-laws of the Company, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Permit or Order to which the Company or the Sellers are a party or any Contract to which the Company or the Sellers are bound or by which the Company or the Sellers or any of their respective assets are bound, (c) constitute a violation of any Law applicable to the Company or the Sellers, or (d) will result in the creation of any Lien upon the properties or assets of the Company. Except as set forth herein, and other than those which have been obtained or made, or will be obtained or made prior to the Closing Date, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or the Sellers in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company or the Sellers with any of the provisions hereof or thereof.

4.5  No Preemptive Rights. There are no preemptive or any other similar rights of the Sellers or any other Person with respect to any capital stock of the Company.

4.6  Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed; and when filed, said filings did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company present fairly in all material respects the financial position and results of operations of the Company for the periods set forth therein.

4.7  No Undisclosed Liabilities. There are no material liabilities with respect to the Company or its business, operations or financial condition that are not either contained in the Company’s financial statements or have not been disclosed to the Purchaser.

4.8  Taxes.

(a)  The Company has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. Such Tax returns and reports are true and correct in all material respects. No deficiencies for any Tax are currently assessed against the Company; no Tax returns of the Company have ever been audited; and, to the knowledge of the Sellers and the Company , there is no such audit pending or contemplated. The Company has not received any notice of any audit of any of the Tax returns by any agency related to taxes. There is no Tax lien, whether imposed by any foreign, federal, state or local taxing authority, outstanding against the assets, properties or business of the Company other than Liens for Taxes, which are not yet due. The Company has not executed any waiver of the statute of limitations on the assessment or collection of any Tax or governmental charge. The Company has properly charged, collected and paid all applicable stamp, sales, use and other similar Taxes on or before the Closing Date.

(b)  Sellers have elected to have the Company taxed as a Subchapter “S” corporation pursuant to Section 1362 of the Code.

(c)   The transactions contemplated hereby will not give rise to the payment of any amount pursuant to any employment agreement or other agreement to which the Company is a party, being non-deductible by the Company by reason of Section 280(G) of the Code.

4.9  Real Property.

(a)  Owned. The Company owns no real estate.

(b)  Leased.

(i)  The Company has a good and valid leasehold interest in and to the leasehold estates in all real property leased by the Company (each, a “Real Property Lease”, and collectively, the “Real Property Leases”) as lessee or lessor, in each case free and clear of all Liens other than Permitted Liens. Neither the Sellers nor the Company has any reason to believe that any such leasehold interest would not be insurable subject to customary exceptions.

(ii)  Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company or, to the knowledge of the Sellers and the Company by any other party thereto, and to the knowledge of the Sellers and the Company no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

(iii)  No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company by a third party, all necessary consents to such assignments or subleases have been obtained.

(iv)  With respect to the leasehold estates in all Real Property Leases: (i) to the knowledge of the Sellers and the Company , no portion thereof is subject to any Legal Proceeding, and to the knowledge of the Sellers and the Company , there is no threatened condemnation or proceeding with respect thereto; (ii) there are no Contracts to which the Company is a party, granting to any one or more Persons other than the Company the right of use or occupancy of any portion of the parcels subject to the Real Property Leases; (iii) there are no Persons (other than the Company or its lessees disclosed pursuant to clause (ii) above) in possession of the property subject to the Real Property Leases; (iv) the physical condition of the property subject to the Real Property Leases is sufficient to permit the conduct of the business of the Company as presently conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; and (v) to the knowledge of the Sellers and the Company , the material properties subject to the Real Property Leases have been leased at fair market value.

4.10  Title to Assets. The Company owns good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment which is neither delinquent nor subject to penalties.

4.11  Intellectual Property Rights. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received any notice (written or otherwise) that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any Person. To the knowledge of the Sellers and the Company , all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

4.12  Litigation. There are no Legal Proceedings pending or, to the knowledge of the Sellers and the Company , threatened, that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby. There are no Legal Proceedings pending or, to the knowledge of the Sellers and the Company , threatened against or affecting the Company or any of its respective properties or assets, and, to the knowledge of the Sellers and the Company , there is no reasonable basis for any such Legal Proceeding. There is no outstanding or, to the knowledge of the Sellers and the Company , threatened Order of any Governmental Body against, in respect of or naming the Company, or in respect of any of its respective properties or assets or against the Company.

4.13  Compliance with Laws; Permits.

(a)  The Company is and at all times has been in compliance in all material respects with all material Laws and material Orders promulgated by any Governmental Body applicable to the Company, or to the conduct of the business or operations of the Company, or the use of any of their respective properties (including any leased properties) and assets. The Company has not received any notices of violation or alleged violation of any such Law or Order by any Governmental Body.

(b)  The Company has all material Permits, state licenses which are necessary for the conduct of its business as currently conducted. The Company has complied in all material respects with all conditions of such Permits applicable to it; no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation has occurred in the due observance of any such Permit; all such Permits are in full force and effect without further consent or approval of any Person; and the Company has not received any notice from any source to the effect that there is lacking any such material Permit required in connection with the current operations of the Company.

4.14  Environmental and Safety Laws. The Company is not in violation of any applicable Laws relating to the environment or occupational health where the failure to so comply could have a Material Adverse Effect with respect to health and safety and the environment, and no material expenditures are or will be required in order to comply with any such existing Laws.

4.15  Investment Company Act. The Company is not directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

4.16  Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company, its business and projects against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that the Company will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. The Company is not in default in any material respect with respect to any provision contained in any insurance policy maintained by the Company, and the Company has not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

4.17  Securities Laws; No General Solicitation. Based upon the representations of the Purchaser contained in Section 5.7, the Sellers have complied in all material respects with all applicable U.S. federal and state securities laws in connection with the offer and sale of the Shares pursuant to this Agreement. Neither the Sellers, the Company nor any Person acting on its behalf has offered the Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

4.18  Disclosure. This Agreement, and any other documentation or written information furnished to the Purchaser by the Company, together in each case with any exhibits, appendices or schedules hereto or thereto, taken together and in the context of all such written materials provided to the Purchaser by the Company, in each case, as furnished or disclosed in connection with the decision to purchase the Shares, do not contain any untrue statement of material fact or omit any material fact necessary to make the statements herein or therein, when taken together and in the context of such written materials, not materially misleading in light of the circumstances under which they were made. There is no fact which has not been disclosed to the Purchaser of which the Sellers or the Company has knowledge and which has had or which the Sellers or the Company reasonably anticipates could reasonably be expected to result in a Material Adverse Change with respect to the Company.

4.19  Transactions With Affiliates and Employees. Except for (i) the McHugh Loan (as such term is defined in Section 6.2 hereof) and the Contributed Note (as such term is defined in Section 2 hereof), none of the officers or directors of the Company and, to the knowledge of the Sellers and the Company , none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Sellers and the Company , any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits.

4.20  Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement or the Transaction Documents, including without limitation as a result of the Sellers’ sale of the Shares and the Purchaser’s ownership of such Shares.

4.21  No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5.7, neither the Sellers, the Company, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated hereby to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of the Company are listed or designated.

4.22  Solvency. As of the Effective Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Neither the Sellers nor the Company has any knowledge of any facts or circumstances, which lead them to reasonably believe that the Company will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Effective Date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

4.23  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Sellers and the Company , any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.24  Accountants. The Company’s accountants are Hirschfeld & Kantor located in Melville, New York.

5.  Representations and Warranties of the Purchaser. As of the Effective Date and as of the Closing Date, the Purchaser hereby represents and warrants to the Sellers and the Company that:

5.1  Organization and Qualification. The Purchaser is duly organized and validly existing under the laws of the State of Nevada and has the corporate power and authority to own, and operate its assets and to carry on its business as now conducted and as it is proposed to be conducted. The Purchaser is duly qualified or authorized to transact business as a corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification or authorization, except where the failure to so qualify would not have a Material Adverse Effect on the Purchaser.

5.2 Capacity; Authorization. The Purchaser has all legal power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due execution and delivery by the Company and the Sellers, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3  Litigation. There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened, that question the validity of this Agreement or the Transaction Documents, or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby. There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its respective properties or assets, and, to the knowledge of the Purchaser, there is no reasonable basis for any such Legal Proceeding. There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened that question the validity of this Agreement or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.

5.4  Access To Information. Purchaser acknowledges that it has conducted due diligence and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from the Sellers and other Representatives of the Company concerning the terms and conditions of the Agreement; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate the transaction; and (iii) the opportunity to obtain such additional information that the Sellers and/or the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to the Shares .

5.5  Disclosure. This Agreement, and any other documentation or written information furnished to the Sellers and the Company, including any filings Purchaser has made with the SEC, together in each case with any exhibits, appendices or schedules hereto or thereto, taken together and in the context of all such written materials provided by the Purchaser and any filings with the SEC, do not contain any untrue statement of material fact or omit any material fact necessary to make the statements herein or therein, when taken together and in the context of such written materials, not materially misleading in light of the circumstances under which they were made. There is no fact which has not been disclosed by the Purchaser of which the Purchaser has knowledge and which has had or which the Purchaser reasonably anticipates could reasonably be expected to result in a Material Adverse Change with respect to the Purchaser.

5.6  Non-Contravention Consents of Third Parties. None of the execution and delivery by the Purchaser of this Agreement or the Transaction Documents, the consummation of the transaction contemplated hereby or thereby, or compliance by the Purchaser with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation of the Purchaser or by-laws of the Purchaser, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Permit or Order to which the Purchaser is a party or any Contract to which the Purchaser is bound or by which the Purchaser or any of its assets is bound, (c) constitute a violation of any Law applicable to the Purchaser or (d) result in the creation of any Lien upon the properties or assets of the Purchaser. Except for those which have been obtained or made or will be obtained or made prior to the Closing Date, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the other documents contemplated hereby, or the compliance by the Purchaser with any of the provisions hereof or thereof.

5.7  Investment Purposes. (a) The Purchaser is acquiring the Shares for the sole purpose of owning and operating the Company. Said shares are for Purchaser’s own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution or transfer thereof within the meaning of the Securities Act, and the Purchaser is not participating directly or indirectly in the underwriting of any such distribution or transfer of the Shares, nor will the Purchaser act in any way that would deem the Purchaser an underwriter, within the meaning of the Securities Act, of the Company’s Common Stock, (b) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (d) the Sellers and the Company have made available to the Purchaser the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment and to verify the accuracy of any information, documents, financial statements, records and books made available by the Sellers and the Company and its representatives, (e) the Purchaser understands, acknowledges and agrees that the Shares will not be registered under (and that the Company has no present intention to register such shares) the Securities Act or applicable state securities laws, and may not be sold or otherwise transferred by the Purchaser to a United States person unless the Shares have been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom, (f) no broker has acted on behalf of the Purchaser in connection with this Agreement, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser, (g) the Purchaser can bear the economic risks of an investment in the Company for an indefinite period of time and has adequate means of providing for the Purchaser’s current needs and possible personal contingencies and has no present or contemplated need for liquidity of the Purchaser’s investment in the Shares to satisfy any existing or contemplated undertaking, need or indebtedness, (h) the Purchaser has been represented by such advisors, each of whom has been personally selected by the Purchaser, as the Purchaser has found necessary to consult concerning the transaction contemplated hereby, (i) with respect to any tax aspects of the purchase of the Shares by the Purchaser, the Purchaser is relying solely upon the advice of the Purchaser’s own personal tax advisors, and/or upon the Purchaser’s own knowledge with respect thereto, (j) the Purchaser understands that the Shares are “restricted securities” under the Securities Act and may not be sold without being registered under the Securities Act, or sold pursuant to an exemption thereunder, (k) none of the Purchaser, any member of the Purchaser, nor any Affiliate of any such Person has engaged in any form of general solicitation or general advertising (as such terms are defined in Rule 502(c) under the Securities Act) or in any “directed selling efforts” (as such term is defined in Regulation S under the Securities Act), and (l) none of the Purchaser, any member of the Purchaser, nor any Affiliate of any such Person has offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) of the Company in a manner which would require registration under the Securities Act.

6.  Further Agreements of the Parties.

6.1  Book Value at Effective Date. On the Effective Date, the Sellers agree that the Company shall have a net book value of at least $300,000 (“Beginning Net Book Value”). It is understood and agreed, however, that the Sellers shall not be obligated to cause the Company to maintain such Beginning Net Book Value after the Effective Date. The parties further agree that if such Beginning Net Book Value decreases between the Effective Date and the Closing Date, neither the Sellers nor the Company shall be in default hereunder and that any such decrease shall not be deemed to be a Material Adverse Change hereunder or otherwise constitute an impediment to Closing, provided that no part of the sums representing (i) such Beginning Net Book Value or (ii) any increases in such Beginning Net Book Value between the Effective Date and the Closing Date (“Additions to Beginning Net Book Value”) is distributed to Sellers, whether in the form of employment compensation, redemption of stock, or in any other manner, and that the Company uses such Beginning Net Book Value and any Additions to Beginning Net Book Value for working capital and other general corporate purposes.

6.2 McHugh Loan. Purchaser acknowledges that on May 17, 2006, Michael loaned the Company one hundred fifty thousand dollars ($150,000) to meet its normal cash flow requirements (the “McHugh Loan”). The McHugh Loan is represented by a Promissory Note of the Company in favor of Michael dated May 17, 2006, a copy of which has been previously provided to the Purchaser. Purchaser agrees that it will repay the McHugh Loan in accordance with the terms of the Promissory Note in full at the Closing.

6.3  Piggyback Registration Rights. Purchaser agrees that the Sellers shall have “piggyback” registration rights with respect to the Stock Consideration issued hereunder in connection with any registered offering of shares of Purchaser after the Closing Date other than a registration statement on Form S-8.

6.4  Access to Information. The Purchaser shall be entitled to inspect and examine the books, records, files, financial statements, long-term business plans and other business plans of the Company. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers and/or the Company contained in this Agreement. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination of the affairs of the Company and investigation as may be reasonably requested, the Company shall cause its Representatives to cooperate fully with the Representatives of the Purchaser in connection with such review and examination.

6.5  Other Actions. The Sellers, the Company and the Purchaser agree to execute and deliver such other documents and take such other actions as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement .

6.6  Indemnity.

(a)  The Company agrees to indemnify, defend and hold harmless the Purchaser (and its members (and each officer and director thereof), managers, officers, Employees, Affiliates, Representatives and permitted assigns) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys’ fees, disbursements and related charges) (collectively, “Losses”) based upon, arising out of or otherwise in respect any breach of any of the representations, warranties, covenants or agreements made by the Sellers and the Company in this Agreement or any action instituted against Purchaser, or its Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Agreement (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or of any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b)  The Purchaser agrees to indemnify, defend and hold harmless the Company (and its shareholders (and each officer and director thereof), managers, officers, Employees, Affiliates, Representatives and permitted assigns) from and against any and all Losses based upon, arising out of or otherwise in respect any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or any action instituted against the Sellers, the Company, or its Affiliates, by any stockholder of the Purchaser who is not an Affiliate of the Company, with respect to any of the transactions contemplated by the Agreement (unless such action is based upon a breach of the Sellers’ and/or the Company’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Company may have with any such stockholder or of any violations by Company of state or federal securities laws or any conduct by Company which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(c)  A Party that receives a claim from a third party which may result in Losses for which the Party would be eligible to be indemnified hereunder (the “Indemnified Party”) will promptly notify the other Party (the “Indemnifying Party”) of the claim (the “Notice of Claim”). The Indemnifying Party shall assume the defense of such claim through counsel of its own choosing approved by the Indemnified Party (such approval not to be unreasonably withheld) and shall make all decisions regarding the defense thereof, including any decision to settle such claim, provided that any settlement which would result in the imposition of injunctive or other equitable relief or any liability or Loss against the Indemnified Party is subject to the Indemnified Party’s consent, such consent to be given or withheld in such Indemnified Party’s sole discretion. If the Indemnifying Party assumes the defense of the claim, the Indemnified Party shall fully cooperate in such defense at the cost and expense of the Indemnifying Party. In such case, the Indemnified Party, may, at its own expense, elect to participate in the defense of the claim through counsel of its choosing, in which case the Indemnifying Party shall have no obligation to indemnify the Indemnifying Party for the costs and expenses of such counsel. If the Indemnifying Party fails to confirm in writing that it will assume the defense of the claim within ten days after receipt of the Notice of Claim, the Indemnified Party may defend the claim through counsel of its own choosing at the cost and expense of the Indemnifying Party.

(d)  All representations and warranties set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one (1) year and shall not be affected by any examination made for or on behalf of a Party, the knowledge of a Party, or the acceptance by a Party of any certificate or opinion.

6.7  Other Affirmative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe the following covenants and provisions to the Closing Date:

(a)  The Company shall pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company provided that neither the Company shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company, except such as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books sufficient reserves, if any, with respect thereto.

(b)  The Company shall maintain insurance (including, if determined in good faith by the Board of Directors of the Company, key man life insurance for key Employees of the Company) with a reputable insurance company or association in such amount and covering such risks as is customary coverage covering its properties and businesses customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates for the type and scope of its properties and businesses and the Company shall maintain, such insurance. The Company will not cause or permit any assignment of the proceeds of the life insurance policies specified in the first sentence of this paragraph and will not borrow against such policies.

(c)  The Company shall preserve and maintain (except where noncompliance will not result in a Material Adverse Effect) its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. The Company (except where noncompliance will not result in a Material Adverse Effect) shall use commercially reasonable best efforts to secure, preserve and maintain (except where noncompliance will not result in a Material Adverse Effect) to use commercially reasonable best efforts to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, Permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business.

(d)  The Company shall comply in all material respects with the requirements of all applicable Laws and Orders of any Governmental Body.

(e)  The Company shall keep adequate records and books of account reflecting all material financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business shall be made.

(f)  The Company shall use commercially reasonable efforts to maintain and preserve all of its material properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, including, without limitation, the maintenance and preservation of any material patents, licenses, Permits or agreements being used by the Company in its business as now operated and as now proposed to be operated.

6.8  Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Sellers, Company and the Purchaser will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any other public or private third parties required of the Purchaser, the Sellers or the Company to consummate the matters contemplated hereby, and (ii) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request.

6.9  Notice. The Sellers, the Company and the Purchaser will notify each other promptly in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Sellers, the Company or the Purchaser, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Sellers, the Company or the Purchaser, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section 6.7 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

6.10  Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of the Sellers, the Company, and the Purchaser will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other’s obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither the Sellers, the Company nor the Purchaser will, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition. On the Closing Date, the Company and the Purchaser will deliver to the other a certificate signed by its Chief Financial Officer stating that the representations and warranties in this Agreement are true and correct as of such date.

6.11  Legend. The Purchaser agrees with the Sellers that (unless either (i) the shares representing the Stock Consideration are registered under the Securities Act, or (ii) the Purchaser or the Sellers shall deliver to the Purchaser an opinion of counsel in due course, or such other information reasonably satisfactory to the Purchaser, that the shares representing the Stock Consideration need no longer be subject to the restriction contained herein) the certificates evidencing the Stock Consideration will bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION TO REGISTRATION IS AVAILABLE.

6.12  Removal of Legend.

(a)  The legend endorsed on the certificates pursuant to the provisions of this Agreement shall be removed and the Purchaser shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision) and, in the case of clauses (ii) and (iii), the holder thereof has delivered to the Purchaser an opinion of counsel or other information reasonably satisfactory to the Purchaser that such legend is not required in order to establish compliance with any provisions of the Securities Act.

7.  Other Obligations of the Parties.

7.1  Certain Notifications. At all times prior to the Closing, each Party hereto shall as promptly as reasonably practicable notify the others in writing of the occurrence of any event of which it obtains knowledge which will result, or in the opinion of such Party has a reasonable prospect of resulting, in the failure to satisfy the conditions specified in Section 8 hereof.

7.2  Public Announcements. The Parties hereto agree to consult promptly with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

7.3  Furnishing Information. Each of the Parties hereto will, as soon as practicable after reasonable request therefor, furnish all the information concerning it required for inclusion in any statement or application made by any of them to any governmental or regulatory body in connection with the transactions contemplated by this Agreement.

8.  Conditions to Closing.

8.1  Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase and pay for the Shares is subject to the fulfillment in all material respects prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

(a)  Representations and Warranties. The representations and warranties of the Sellers and the Company under this Agreement shall be deemed to have been made again on the Closing Date shall then be true and correct.

(b)  Compliance with Agreement. The Company and the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date

(c)  Execution and Delivery of Other Agreements. The Purchaser shall have received fully executed copies of all other related Transaction Documents required to be delivered hereunder.

(d)  Approvals. The Company, the Sellers and the Purchaser shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body and any other Person required for the valid execution of this Agreement and the consummation of the transactions contemplated hereby.

(e)  Employment Agreement. Michael McHugh shall have entered into an Employment Agreement in the form attached hereto as Exhibit “A”.

(f)  Branch Manager Agreements. Thomas Monte and Bruce Silva shall have entered into Branch Manager Agreements in the forms attached hereto as Exhibits “B” and “C”, respectively.

(g)  No Injunction. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor shall any such Order be threatened or pending.

(h)  No Material Adverse Change. From the Effective Date to the Closing Date, there shall not have been a Material Adverse Change with respect to the Company.

(i)  Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in this Section 8.1.

(j)  Supporting Documents. The Purchaser shall have received the following:

(i)  Copies of resolutions of the Board certified by the Secretary or Assistant Secretary of the Company, authorizing the execution and delivery of Transaction Documents, certified copies of the By-Laws and Certificate of Incorporation, as amended, of the Company, the forms of stock certificates, and all other documents and instruments to be delivered pursuant hereto and thereto; and

(ii)  A certificate of incumbency executed by the Secretary or Assistant Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Certificate of Incorporation and By-Laws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

(k)  Updating of Information. The Company shall have promptly delivered to the Purchaser any information concerning events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the schedules provided in connection with this Agreement, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all material respects as of the Closing Date.

8.2  Conditions of Sellers’ Obligations. The obligation of the Sellers to sell and deliver the Shares to the Purchaser on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Sellers:

(a)  Representations and Warranties. The representations and warranties of the Purchaser under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)  Payment of Purchase Price. The Purchaser shall have delivered and shall have caused the Escrowee to deliver payment of the Purchase Price specified in Section 1 hereof to accounts designated by the Sellers.

(c)  Compliance with Agreement. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Purchaser on or before the Closing Date

(d)  Execution and Delivery of Other Agreements. The Sellers shall have received fully executed copies of all Transaction Documents required to be delivered hereunder.

(e)  Approvals. The Company, the Sellers and the Purchaser shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body and any other Person required for the valid execution of this Agreement and the consummation of the transactions contemplated hereby.

(f)  Employment Agreement. Purchaser shall have entered into an Employment Agreement with Michael McHugh in the form attached hereto as Exhibit “A”.

(g)  Branch Manager Agreements. Purchaser shall have entered into Branch Manager Agreements with Thomas Monte and Bruce Silva in the forms attached hereto as Exhibits “B” and “C”, respectively.

(h)  Repayment of Loans. Purchaser shall have repaid the Seller
Loans and the McHugh Loan.

(i)  No Injunction. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor shall any such Order be threatened or pending.

(j)  No Material Adverse Change. From the Effective Date to the Closing Date, there shall not have been a Material Adverse Change with respect to the Purchaser.

(k)  Certificate of Officer. The Purchaser shall have delivered to the Sellers a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in this Section 8.2.

(l)  Supporting Documents. The Sellers shall have received copies of resolutions of the Board certified by the Secretary or Assistant Secretary of the Purchaser, authorizing the execution and delivery of Transaction Documents and the payment of the Purchase Price.

9.  Duties of Escrow Agent.

9.1  The Escrow Agent shall hold the Escrowed Amount in escrow in an interest bearing account at HSBC Bank, Hauppauge, New York, with any accrued interest thereon to follow principal, until the Closing Date or earlier termination of this Agreement in accordance with the following:

(a)  On Closing of the sale of the Shares, Escrow Agent shall promptly deliver the Escrowed Amount (inclusive of any interest thereon) to the Sellers.

(b)  On receipt by the Escrow Agent of a statement executed by Purchaser demanding return of the Escrowed Amount on the grounds that Sellers have terminated this Agreement under Section 10(c) hereof or that Purchaser has terminated this Agreement under Section 10(d) hereof, Escrow Agent shall, within three (3) business days deliver a copy of said statement to the Sellers and shall return the Escrowed Amount to the Purchaser on the tenth (10th) business day after receipt by the Escrow Agent of Purchaser’s statement unless Escrow Agent prior to such return receives from Sellers a statement contesting the return of the Escrowed Amount to the Purchaser and demanding retention of such amount by the Escrow Agent.

(c)   On receipt by the Escrow Agent of a statement executed by the President of the Company demanding payment of the Escrowed Amount pursuant to the provisions of Sections 10(e) of this Agreement, Escrow Agent shall, within three (3) business days deliver a copy of said statement to the Purchaser and shall deliver the Escrowed Amount to the Sellers on the tenth (10th) business day after receipt by the Escrow Agent of such statement of the President of the Company, unless Escrow Agent prior to such delivery receives from Purchaser a statement contesting the delivery of the Escrowed Amount to the Sellers and demanding the return of such amount by the Escrow Agent.

(d)  On receipt by the Escrow Agent of a statement from Purchaser under Section 9.1(b) above, or from the President of the Company under Section 9.1(c) above, Escrow Agent shall retain the Escrowed Amount and thereafter deliver the same to either Sellers or Purchaser as they may direct by a statement executed by them both, provided that Escrow Agent may at any time after receiving a statement pursuant to subparagraphs (b) or (c) hereof, with notice to the Sellers and the Purchaser, surrender the Escrowed Amount to a court of competent jurisdiction for such disposition as may be directed by such court.

(e)  Upon delivery of the Escrowed Amount to either Sellers, Purchaser or a court of competent jurisdiction as provided in subparagraph (d) hereof, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Escrowed Amount and all of Escrow Agent’s obligations arising therefrom.

9.2  The Escrow Agent undertakes to faithfully perform all duties which it deems necessary to effectuate the provisions of this Agreement. The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith.

9.3  The Purchaser and each of the Sellers release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder and the Purchaser and each of the Sellers hereby agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless against, any loss, cost, liability or expense incurred or suffered by the Escrow Agent without willful misconduct or gross negligence on the part of the Escrow Agent arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including all costs and expenses (including legal fees and disbursements) of defending itself against any claim or liability.

9.4  The Parties agree that any action or proceeding brought by either of them against the other with respect to the Escrowed Amount shall be solely between the Parties and shall not include the Escrow Agent unless the Escrow Agent has engaged in willful misconduct. Each of the Sellers and the Purchaser severally agrees to indemnify and hold the Escrow Agent harmless from and against any and all damages, costs, losses, claims, judgments, costs and expenses (including but not limited to reasonable attorneys’ fees, which may include the fair value of its own services rendered in its defense) arising out of any breach of the foregoing covenant by him or it.

9.5  In the event the Escrow Agent shall take action pursuant to Section 9(d) hereof, the Escrow Agent shall be entitled to reasonable attorneys' fees and its costs and expenses in connection with such proceeding, which fees and expenses shall be shared equally by the Purchaser and Sellers.

10.  Termination.

(a)  This Agreement may be terminated at any time prior to Closing by mutual consent of the Sellers and the Purchaser. Upon receipt by the Escrow Agent of a writing executed by the President of the Company and the Purchaser confirming such termination pursuant to the provisions of this subparagraph (a), the Escrow Agent shall promptly return the Escrowed Amount to the Purchaser and thereupon there shall be no further liability of any Party hereto to any other Party.

(b)  By the Sellers if Purchaser has not delivered to the Escrow Agent the Escrowed Amount of six hundred forty thousand dollars ($640,000) on or prior to July 1, 2006 in accordance with the provisions of Section 1(b) hereof.

(c)  By the Sellers if the sale and purchase of the Shares shall not have been consummated on or before February 28, 2007 (or such later date as the Sellers and the Purchaser may agree).

(d)  By the Purchaser if there has been a material representation, breach of warranty or breach of covenant by the Sellers under this Agreement that is not cured within fifteen (15) days after written notice by Purchaser to Sellers specifying such misrepresentation or breach.

(e)  By the Sellers if there has been a material representation, breach of warranty or breach of covenant by the Purchaser under this Agreement that is not cured within fifteen (15) days after written notice by the President of the Company to Purchaser specifying such misrepresentation or breach and Sellers are not then in material default under the terms of this Agreement.

11.  Miscellaneous.

11.1  Certain Definitions.

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Business Day” means each day on which banks are generally open for business in New York.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Contract” means any contract, agreement, indenture, note, bond, loan, guarantee, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

“Dollars” or “$” means the currency of the United States.

“Employee” means any current employee, office consultant, independent contractor, agent, officer or director of the Company or the Purchaser, as the case may be.

“GAAP” means generally accepted accounting principles, as in effect in the United States.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar laws) of any jurisdiction and including any lien or charge arising by statute or other law.

“Material Adverse Change” means any material adverse change in the business, assets, liabilities, properties, prospects, results of operations or condition (financial or otherwise) of the Company or the Purchaser, as the case may be, taken as a whole; provided, that in making any such determination, it shall be assumed that the transactions contemplated hereunder have been consummated.

“Material Adverse Effect” means any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the business, assets, liabilities, properties, prospects, results of operations or condition (financial or otherwise) of the Company or the Purchaser, as the case may be, taken as a whole or (ii) on the ability of the Company or the Purchaser, as the case may be, to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Permit(s)” means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Body.

“Permitted Liens” shall mean (a) Liens for ad valorem real or personal property taxes or assessments not at the time due or which are not delinquent and are being contested in good faith, (b) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’, and materialmen’s and similar liens, if the obligations secured by such Liens are not then delinquent and (c) Liens for any purchase money mortgage on leased equipment.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Register” means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.

“Representatives” of a Person means its officers, Employees, consultants, agents, legal advisors and accountants.

“SEC” means the Securities and Exchange Commission.

“Tax” and “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, mortgage, mortgage recording, real estate transfer, real estate tax, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

11.2  Specific Performance. Each of the Parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other Parties hereto and that the other Parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the Parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

11.3  Further Assurances. Each of the Parties hereto agrees to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

11.4  Submission to Jurisdiction; Consent to Service of Process.

(a)  The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within Nassau County, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)  Each of the Parties hereto hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.11 hereof.

11.5  Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the other Transaction Documents represent the entire understanding and agreement among the Parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Parties hereto. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

11.6  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

11.7  Headings; Interpretive Matters. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

11.8  Securities Laws Disclosure; Publicity. The Purchaser shall timely issue a Current Report on Form 8-K (no later than the second (2nd) Business Day following the Closing Date), reasonably acceptable to Purchaser disclosing the material terms of the transactions contemplated hereby, and shall attach forms of the Transaction Documents thereto. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing Party shall promptly provide the other Party with prior notice of such public statement or communication.

11.9  Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in effecting transactions in Common Stock of the Company.

11.10  Delivery of Certificates Representing Shares at Closing. The Sellers shall deliver, or cause to be delivered, certificates representing the Shares purchased by Purchaser to Purchaser on the Closing Date.

11.11  Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied (with receipt confirmed by telephone), or mailed by nationally recognized overnight delivery service or by certified mail, return receipt requested, to the Parties at the address or telecopier number indicated in the signature pages hereof or as subsequently modified by written notice. All notices are effective upon receipt or upon refusal if properly delivered.

11.12  Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

11.13  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party hereto (by operation of law or otherwise) without the prior written consent of the other Parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any Affiliate of the Purchaser, but such assignment shall not relieve the assigning Purchaser of its obligations hereunder, including but not limited to, issuance of shares of the Purchaser representing the Stock Consideration. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as a purchaser or holder of the Shares (or any securities pursuant to which such Shares may be converted or exercised into) are also for the benefit of and enforceable by, any subsequent holder of such Shares. Upon any permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

11.14  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.15  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time-to-time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Common Stock Purchase Agreement, as of the date first set forth above.

Notice Address for Purchaser: 6330 S. Sandhill Road, Suite 8 Las Vegas, Nevada 89120 Attention: Michael Barron Tel: (702) 868-7922 Fax: (702) 868-7923	The Purchaser: SHEARSON FINANCIAL NETWORK, INC. By: ________________________________ Name: _________________________ Title: __________________________
Notice Address for Company and Sellers: 290 Broadhollow Road Suite 201 Melville, NY 11747 Attn: Michael McHugh Tel: (631) 540-8838 Fax: (631) 549-7117	The Company: CONTINENTAL HOME LOANS, INC. By: _______________________________ Name: Michael McHugh Title: President
______________________________ Michael McHugh, Seller ______________________________ Bruce Silva, Seller _______________________________ Thomas Monte, Seller